Exhibit 24.2

Power of Attorney

The undersigned, in the capacities set forth below his signature as a member of the Board of Directors and an officer of Schlumberger Limited, a Netherlands Antilles corporation (the “Corporation”), hereby appoints Ellen S. Summer the attorney of the undersigned, with full power of substitution and revocation, for and in the name, place and stead of the undersigned to execute and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, one or more registration statements or amendments to registration statements heretofore filed (whether on Form S-8 or such other form as may be required), together with any and all necessary amendments (including post-effective amendments) or supplements thereto as may be necessary or appropriate, and any and all exhibits and other documents relating to said registration statements or amendments, with respect to the registration of 9,000,000 shares of common stock, par value $0.01 per share, of the Corporation to be offered and issued under the Schlumberger 2001 Stock Option Plan. Said attorney shall have full power and authority to do and perform in the name and on behalf of the undersigned in any and all capacities every act whatsoever necessary or desirable to be done in the premises as fully and to all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorney.

Dated: March 24, 2003

/s/ Andrew Gould

Andrew Gould Director, Chairman and Chief Executive Officer